Exhibit 8.1



                                 March 13, 1998



         Re:  First Alliance Mortgage Company
              Fixed Rate Mortgage Loan Asset Backed Notes, Series 1998-1F Registration Statement on Form S-3 No. 333-44585
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Ladies and Gentlemen:

         We have acted as counsel for First Alliance Mortgage Company (the "Seller") in connection with the preparation and filing of the registration statement on Form S-3 (such registration statement, the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of First Alliance Mortgage Loan Asset Backed Notes, Series 1998-1F (the "Notes"). Our advice formed the basis for the description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in the prospectus supplement contained in the Registration Statement. Such description does not purport to discuss all possible federal income tax consequences of an investment in the Notes but with respect to those tax consequences which are discussed, it is our opinion that the description is accurate. Assuming issuance of the Notes, it is our opinion that the Notes will be treated as newly originated debt obligations of First Alliance Mortgage Loan Trust 1998-1F (the "Issuer") and not as representing an ownership interest in the assets included in the trust estate or an equity interest in the Issuer or the Seller. In addition, for federal income tax purposes, the Issuer will not be classified (i) as an association taxable as a corporation, (ii) a taxable mortgage pool as defined in Section 7701(i) of the Internal Revenue Code of 1986, as amended, or
(iii) a "publicly traded partnership" as defined in Treasury Regulations Section 1.7704-1.

         We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference to this firm in the Registration Statement and related prospectus supplement under the heading "Certain Federal Income Tax Consequences."

                                       Very truly yours,


                                      /s/ Arter & Hadden LLP
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                                      Arter & Hadden LLP